UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 7, 2013 (June 7, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

In connection with the refinancing transaction discussed under Item 8.01 below, Rite Aid Corporation (the “Company”) provided certain estimates of its financial results for the first quarter Fiscal 2014 under the caption “Preliminary Financial Information and Updated Guidance” in the press release attached hereto as Exhibit 99.1. The Company’s actual financial results for the first quarter Fiscal 2014 have not yet been finalized by management. As a result, the Company’s actual results may differ from the estimates below. The preliminary financial information has been prepared by, and is the sole responsibility of, the Company’s management. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information.

The information set forth under the caption “Preliminary Financial Information and Updated Guidance” in the press release attached hereto as Exhibit 99.1 is incorporated into this Item 2.02 by reference.

The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On June 7, 2013, the Company announced the commencement of a debt refinancing transaction, consisting of a cash tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 7.5% Senior Secured Notes due 2017 (CUSIP No. 767754BL7) (the “Notes”) with the proceeds of a new $500.00 million second lien term loan, together with available cash and/or borrowings under the Company’s revolving credit facility.

As part of the Tender Offer, the Company is soliciting consents (the “Consent Solicitation”) from the holders of the Notes for certain proposed amendments that would eliminate or modify certain restrictive covenants and events of default and other provisions contained in the indenture governing the Notes. The Company expects to call any Notes that remain outstanding following the Tender Offer and Consent Solicitation for redemption in accordance with their terms.

The information set forth in the press release, other than information set forth under the caption “Preliminary Financial Information and Updated Guidance,” attached hereto as Exhibit 99.1 is incorporated into this Item 8.01 by reference.

This report does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release announcing the refinancing transaction and preliminary financial information, dated June 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: June 7, 2013	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the refinancing transaction and preliminary financial information, dated June 7, 2013.